Exhibit 99.1

TESARO Announces Second Quarter 2012 Operating Results

•                  Key Rolapitant Clinical Trial Results Presented at ASCO and MASCC Meetings

•                  In-Licensed Niraparib, a Potentially First and Best-in-Class PARP Inhibitor

•                  Raised Over $86.8 Million in Gross Proceeds from an Initial Public Offering

Waltham, Massachusetts — July 26, 2012 — TESARO, Inc. (Nasdaq: TSRO) an oncology-focused biopharmaceutical company today reported financial results for the second quarter of 2012 and provided an update on the Company’s progress.

“We are very pleased to have made the transition to being a public company in order to support the advancement of our product candidates and achieve our vision of making a difference in the lives of cancer patients,” said Lonnie Moulder, Chief Executive Officer.  “This past quarter the results of a completed phase 2 clinical trial of rolapitant that reinforce the potentially differentiated profile of this product candidate for the prevention of chemotherapy induced nausea and vomiting, or CINV, were presented at two important medical meetings, ASCO and MASCC.  In addition, we expanded our development pipeline by in-licensing niraparib, a potentially first and best-in-class PARP inhibitor for the treatment of cancer patients with certain solid tumors, and we advanced TSR-011 toward an IND submission.”

Second Quarter 2012 — Key Accomplishments

During the second quarter of 2012, TESARO expanded and advanced the development of its pipeline of oncology supportive care and anticancer product candidates.

•                  The efficacy and safety results of a multicenter, randomized, double-blind, phase 2 clinical trial of rolapitant for the prevention of CINV in 454 cancer patients receiving highly emetogenic chemotherapy (HEC) were the subject of a poster presentation at the 2012 Annual Meeting of the American Society of Clinical Oncology (ASCO), Chicago, IL.  These results, and the results of an analysis evaluating the potential of rolapitant to reduce significant nausea in this same cancer patient population, were both the subject of oral podium presentations at the 2012 Multinational Association of Supportive Care in Cancer (MASCC) International Symposium, New York, NY.

•                  With the initiation of the rolapitant global registration program in first quarter of  2012, the Company began enrolling patients in each of three phase 3 clinical trials.

•                  The Company in-licensed niraparib (formerly known as MK-4827) from Merck.  This orally active and potent PARP (poly (ADP) ribose polymerase) inhibitor that the Company expects to advance for the treatment of cancer patients was previously evaluated in a phase 1 clinical trial in advanced cancer patients where activity was observed and a phase 2 dose was determined.

•                  TESARO successfully completed an initial public offering, which after taking into effect the exercise of the underwriter’s over-allotment option resulted in expected gross proceeds to the Company in July 2012 of $86.8 million.

Second Quarter 2012 Financial Results

•                  TESARO reported a net loss of $20.2 million for the second quarter of 2012. This compares to a net loss of $2.0 million for the second quarter of 2011. Net loss applicable to common stockholders for the second quarter of 2012 was $21.31 per share, compared to a net loss of $4.11 per share for the second quarter of 2011.

•                  Research and development expenses totaled $11.5 million for the second quarter of 2012, compared to $1.5 million for the second quarter of 2011. The increase in research and development expenses was driven by expanded development activities for both rolapitant, which started enrolling patients in a phase 3 pivotal program in the first quarter of 2012 and TSR-011, the Company’s anaplastic lymphoma kinase (ALK) inhibitor, and an increase in internal resources to support the Company’s development programs.

•                  TESARO also incurred a $7.0 million acquired in-process research and development charge in the second quarter of 2012 due to the up-front acquisition costs related to the May 2012 acquisition of exclusive, worldwide rights to niraparib.

•                  General and administrative expenses totaled $1.7 million for the second quarter of 2012, compared to $0.6 million for the second quarter of 2011. The increase in general and administrative expenses was due to professional and consulting costs and increased internal resources.

•                  Operating expenses for the second quarter of 2012 include $0.4 million of stock compensation expense, compared to $25,000 of stock compensation expense for the second quarter of 2011.

•                  As of June 30, 2012, the Company’s cash and cash equivalents on a non-GAAP basis were $146.9 million based on the Company’s actual cash and cash equivalents of $68.9 million and assuming the receipt by the Company of  both the $72.6 million in net proceeds from the closing of the Company’s initial public offering which occurred on July 3, 2012 and the $5.4 million in net proceeds from the exercise of the underwriters’ over-allotment option which is expected to close on July 26, 2012.

2012 Key Objectives

During the remainder of 2012, TESARO anticipates achieving the following key objectives:

•                  Advance the rolapitant oral phase 3 pivotal program and initiate a phase 1 clinical study of the intravenous (IV) formulation of rolapitant in the fourth quarter.

•                  Finalize the niraparib clinical development plan.

•                  File an IND for TSR-011 and initiate a phase 1 clinical trial.

Today’s Conference Call and Webcast Reminder

TESARO will host a conference call discussing the Company’s second quarter 2012 accomplishments and financial results today at 8:30 a.m. (ET). The call can be accessed by dialing 1.877.853.5334 (US and Canada) or 1.970.315.0307 (international).

A live, listen-only webcast of the conference call can also be accessed by visiting the TESARO website at www.tesarobio.com. A replay of the webcast will be archived on the Company’s website for 30 days following the call.

About TESARO

TESARO, Inc. is an oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients.

This press release includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as a non-GAAP financial measure related to the Company’s cash and cash equivalents as of June 30, 2012. The Company believes this non-GAAP measure is useful to investors as a supplement to, but not as a substitute for, the applicable GAAP number.

To the extent that statements contained in this press release are not descriptions of historical facts regarding TESARO, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward looking statements contained in this press release include, among others, statements regarding our expectations regarding our development plans for our product candidates and statements under the heading 2012 Key Objectives.  Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of our companion diagnostics, and other matters that could affect the availability or commercial potential of our drug candidates or companion diagnostics. TESARO undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Prospectus filed with the Securities and Exchange Commission on June 29, 2012.

TESARO, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Expenses:
Research and development	$1,462	$11,532	$1,846	$19,682
General and administrative	552	1,685	1,175	2,884
Acquired in-process research and development	—	7,000	500	7,000
Total expenses	2,014	20,217	3,521	29,566
Loss from operations	(2,014)	(20,217)	(3,521)	(29,566)
Interest income	7	39	11	59
Other loss	—	—	(1,010)	—
Net loss	$(2,007)	$(20,178)	$(4,520)	$(29,507)

Net loss per share applicable to common stockholders - basic and diluted	$(4.11)	$(21.31)	$(9.75)	$(36.11)

Weighted-average number of common shares used in net loss per share applicable to common stockholders - basic and diluted	488	947	463	817

TESARO, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$39,825	$68,882
Receivable from initial public offering	—	75,330
Other current assets	2,606	1,145
Total current assets	42,431	145,357

Property and equipment, net	118	130
Restricted cash	200	200
Other assets	130	291
Total assets	$42,879	$145,978

Liabilities, convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$605	$941
Accrued expenses	2,980	3,697
Other current liabilities	11	8
Total current liabilities	3,596	4,646

Other non-current liabilities	3	—

Preferred stock	64,348	122,697

Total stockholders’ (deficit) equity	(25,068)	18,635
Total liabililities, convertible preferred stock and stockholders’ (deficit) equity	$42,879	$145,978

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in TESARO’s prospectus filed with the Securities and Exchange Commission on June 29, 2012, which includes the audited financial statements for the year ended December 31, 2011.

For Further Information Contact:

Richard Rodgers

Executive Vice President & CFO

+1.339.970.0903

rrodgers@tesarobio.com